UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 27, 2006

NANOSENSORS, INC.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  000-51007

NEVADA	20-0452700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 Wyatt Drive, Suite #2
Santa Clara, CA 95054
(Address and zip code of principal executive offices)

(408) 855-0051
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information required to be disclosed in this Item 1.01 is incorporated herein by reference from Item 3.02.

Item 3.02	Unregistered Sales of Equity Securities.

On June 27, 2006, NanoSensors, Inc. consummated the third and final closing of its previously reported private placement of securities (the “Offering”) pursuant to which it offered up to $1,750,000 of units of its securities, including oversubscriptions. Each $50,000 of units consists of 5,000,000 shares of common stock and 5,000,000 common stock purchase warrants (“Warrants”). In the Offering, we sold a total number of units consisting of 172,950,000 shares of common stock and warrants to purchase 172,950,000 shares of common stock for gross proceeds of $1,729,500. Of this amount, however, $915,000 is being retained in escrow until we satisfy certain post-closing covenants, as described below. Accordingly, the aggregate Offering proceeds released to NanoSensors was $814,500, and the net proceeds to NanoSensors, after payment of expenses and commissions, was approximately $644,000. We intend to use the Offering proceeds for working capital and payment of accrued compensation.

At the third closing of the Offering, out of gross proceeds of $284,500, we received $236,500 and issued units of our securities consisting of an aggregate of 23,650,000 shares of common stock and 23,650,000 Warrants. The Warrants issued to the investors are immediately exercisable at $0.04 per share for a period of five years from the date of issuance. After payment of commissions and expenses associated with this closing, we received net proceeds of $204,788. We also issued an aggregate of 4,730,000 unit purchase warrants to the selling agents at this closing, which agent warrants are exercisable into units consisting of one share of common stock and one warrant, at a price of $.01 per unit for a period of five years. The investors also became parties to a Registration Rights Agreement, pursuant to which we agreed to file, within 40 days after closing, a registration statement covering the resale of the shares of common stock sold in the Offering and the shares that we may issue upon exercise of the Warrants issued to the investors and the placement agent.

Pursuant to the Securities Purchase Agreement, we agreed that 60% of the gross proceeds will remain in escrow until the registration statement contemplated by the Registration Rights Agreement is declared effective by the Securities and Exchange Commission and we obtain shareholder approval to increase our authorized capital. However, investors purchasing $204,500 of units in the third closing waived this escrow requirement and authorized the release of their entire investment to us. These investors also agreed to a “lock-up” provision restricting the resale of the securities purchased in the Offering for a period commencing on the closing date and ending six months after the first to occur of either the date that the registration statement contemplated by the Registration Rights Agreement is declared effective by the Securities and Exchange Commission or the date that such securities may first be sold pursuant to Rule 144.

The securities sold in the Offering have not been registered under the Securities Act of 1933, as amended, and were offered and sold in reliance upon the exemption from registration set forth in Section 4(2) thereof and Regulation D, promulgated under the Securities Act. We believe that the investors and the selling agent are “accredited investors”, as such term is defined in Rule 501(a) promulgated under the Securities Act. This disclosure does not constitute an offer to sell or the solicitation of an offer to buy any of our securities, nor will there be any sale of these securities by us in any state or jurisdiction in which the offer, solicitation or sale would be unlawful. The disclosure is being issued pursuant to and in accordance with Rule 135c of the Act.

On June 28, 2006, we issued a press release announcing the completion of our private offering, a copy of which is filed as Exhibit 99.1 to this Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed or furnished herewith:

Exhibit No.	Description of Document

4.1	Form of Investor Warrant issued in connection with the sale of the Units

4.2	Form of Agent Warrant issued in connection with the sale of the Units

10.1	Form of Securities Purchase Agreement between NanoSensors, Inc. and Investors

10.2	Form of Registration Rights Agreement between NanoSensors, Inc. and Investors

99.1	Press Release dated June 28, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NANOSENSORS, INC.

By:	/s/ Joshua Moser
Name: Joshua Moser
Title: Secretary Date: June 28, 2006

EXHIBIT INDEX

Exhibit No.	Description of Document

4.1	Form of Investor Warrant issued in connection with the sale of the Units

4.2	Form of Agent Warrant issued in connection with the sale of the Units

10.1	Form of Securities Purchase Agreement between NanoSensors, Inc. and Investors

10.2	Form of Registration Rights Agreement between NanoSensors, Inc. and Investors

99.1	Press Release dated June 28, 2006